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                   EXECUTIVE RETENTION / SEVERANCE AGREEMENT



         This Executive Retention/Severance Agreement (this "Agreement") is entered into this 5th day of September, 1995, by and between Greg Sprawka ("Employee") and Victoria Blankshares, Inc. (the "Company").


                                  WITNESSETH:


         WHEREAS, the Employee is currently employed by the Company; and

         WHEREAS, the Company desires to reward Employee for his continued service to the Company including continued cooperation and effort to accommodate and facilitate a change in corporate control of the Company should one occur; and

         WHEREAS, the Company and Employee desire to agree with respect to the obligations of the Company to Employee upon such a change of control of the Company, including its obligations in the event of the severance of the employment relationship under certain circumstances within the two year period following such a change of control;

         NOW, THEREFORE, in consideration of the foregoing premises, the continuing employment of the Employee by the Company following the date hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.1 Board of Directors. The term "Board of Directors" shall mean the Board of Directors of Victoria Bankshares, Inc.

         1.2 Change of Control. The term "Change of Control" shall mean the occurrence of one or more of the following events:

                          (a) Any "person!', including a "syndication" or "group" as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding voting securities;

                          (b) The Company is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation less than 80% of the outstanding voting securities of the surviving or resulting entity are then beneficially owned in the aggregate by (i) the stockholders of the Company immediately prior to such merger or consolidation, or (ii) if a record date has been set
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                 to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date;

                          (c) If at any time during a calendar year a majority of the directors of the Company are not persons who were directors at the beginning of the calendar year (unless the lack of majority is the result of the death of one or more directors); and

                          (d) the Company transfers substantially all of its assets to another corporation which is a less than 80% owned Subsidiary of the Company.

         1.3 Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         1.4 Company. The term "Company" shall mean Victoria Bankshares, Inc.. or any successor.

         1.5 Compensation. The term "Compensation" shall mean the Employee's annual base pay as in effect immediately prior to a Change of Control, including any taxable deferrals of the Employee under plans maintained by the Company under Section 125 or 401(k) of the Code or any salary deferrals the Employee may have made under the SERP.

         1.6     Employee. The term 'Employee" shall mean Greg Sprawka.

         1.7 SERP. The term "SERP" shall mean the Victoria Bankshares, Inc. Supplemental Executive Retirement Plan, as it may be amended from time to time.

                                   ARTICLE II
                          BONUS UPON CHANGE OF CONTROL

         2.1 Bonus Upon Change of Control. Upon a Change of Control, Employee shall be entitled to a bonus payment equal to one half the Employee's Compensation, provided that the Employee remains in the employment of the Company through the Change of Control. Should a subsequent Change of Control occur prior to the expiration of two (2) years following a Change of Control, a new two (2) year period shall commence effective as of the subsequent Change of Control, entitling the Employee to an additional bonus should a subsequent Change of Control occur. The bonus will be payable in a single sum within fifteen (15) days following the Change of Control (and subsequent Change of Control, if applicable).
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                                  ARTICLE III
                           TERMINATION OF EMPLOYMENT

         3.1 Termination by the Company Without Cause. Subject to the provisions of this Section 3.1, the employment of Employee may be terminated by the Company without cause (as defined in Section 3.3 below) without prior written notice thereof given to Employee. In the event of termination pursuant to this Section 3.1 within two (2) years following a Change of Control (or subsequent Change of Control, if applicable), Employee shall be entitled to a severance benefit under this Agreement equal to two (2) years' Compensation. The benefit will be payable in a single sum within fifteen (15) days following the Employee's termination by the Company without cause.

         3.2 Voluntary Termination by Employee for Good Reason. Following a Change of Control, Employee may at any time within the two (2) year period following a Change of Control (or subsequent Change of Control, if applicable) voluntarily terminate his employment for "good reason" (as defined below). In the event of such voluntary termination for "good reason," the Company shall pay Employee, within 15 days of such termination, the benefits that would be payable under Section 3.1 above if the Employee's termination by the Company was without cause.

                 For purposes of this Agreement, "good reason" shall mean the occurrence of any of the following events:

                 (a) Removal from the offices Employee holds on the date of a Change of Control or a material reduction in Employee's authority or responsibility, but not including termination of Employee for cause," as defined below;

                 (b)      A reduction in the Employee's Compensation within two
                          (2) years following a Change of Control;

                 (c) A relocation of the Employee's principle place of employment of more than 50 miles; or

                 (d) The Company otherwise committing a material breach of this Agreement.

         3.3. Termination by the Company for Cause. The Company may terminate the employment of Employee at any time following a Change of Control if such termination is for "cause" (as defined below), by delivering to Employee written notice describing the cause of termination 30 days before the effective date of such termination and by granting Employee at least 30 days to cure such cause. In the event the employment of Employee is terminated for "cause," Employee shall be entitled only to Compensation earned pro rata to the date of such termination with no entitlement to any other benefits besides those payable without regard to this Agreement. Except as otherwise provided in this Agreement, the determination of whether Employee shall be terminated for "cause" shall be made by the Board of Directors of the Company, in the





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reasonable exercise of its business judgment, and shall be limited to the occurrence of the following events:

                 (a) Conviction of or a plea of nolo contenders to the charge of a felony (which, through lapse of time or otherwise, is not subject to appeal);

                 (b) Willful refusal without proper legal cause to perform, or gross negligence in performing, Employee's duties and responsibilities;

                 (c) Material breach of fiduciary duty to the Company through the misappropriation of Company funds or property; or

                 (d) The unauthorized absence of Employee from work (other than for sick leave or disability) for a period of 30 working days or more during any period of 45 working days during the term of this Agreement.

         3.4 Termination Upon Death or Permanent Disability. In the event that Employee dies within two (2) years following a Change of Control (or subsequent Change of Control, if applicable), this Agreement shall terminate upon Employee's death. Likewise, if Employee becomes unable to perform the essential functions of his position with the Company, with or without reasonable accommodation, on account of illness, disability, or other reason whatsoever for a period of more than six consecutive or nonconsecutive months in any twelve-month period, the employment of Employee shall terminate effective upon such incapacity, and Employee (or his legal representatives) shall be entitled only to the Compensation earned pro rata to the date of such termination with no entitlement to any other benefits besides those payable without regard to this Agreement.

         3.5 Voluntary Termination by Employee. Employee may terminate his employment at any time. In the event of such voluntary termination other than for "good reason" (as defined above) within two (2) years following a Change of Control (or subsequent Change of Control, if applicable), Employee shall be entitled to his Compensation earned pro rata to the date of his resignation, but no other benefits besides those payable without regard to this Agreement shall be payable. On or after the date the Company receives a notice of Employee's voluntary termination without good reason, the Company may, at its option, pay Employee his Compensation through the effective date of his resignation (not to exceed 30 days) and terminate his employment immediately.

         3.6 Exclusivity of Termination Provisions. The provisions of this Agreement regarding the parties' respective obligations in the event Employee's employment is terminated within two (2) years following a Change of Control (or subsequent Change of Control, if applicable), are intended to be exclusive and in lieu of any other rights or remedies to which Employee or the Company may otherwise be entitled at law, in equity or otherwise. It is also agreed that, although the personnel policies and fringe benefit programs of the Company may be unilaterally modified from time to time, the





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provisions of this Agreement are not subject to modification, whether orally, impliedly or in writing, unless any such modification is mutually agreed upon and signed by the parties. Provided, however, should the Company modify its fringe benefit programs with respect to all similarly situated employees following a Change of Control, those modifications shall apply to Employee.

         3.7 Restrictions on any Portion of Total Payments Determined to be Excess Parachute Payments. In the event that any payment or benefit from any agreement whatsoever, received or to be received by Employee in connection with a Change of Control would not be deductible, whether in whole or in part, by the Company or any affiliated company, as a result of Section 28OG of the Code, the benefits payable under this Agreement shall first be reduced until no portion of the total payments is not deductible as a result of Section 28OG of the Code, or the benefits payable under this Agreement have been reduced to zero. In determining this limitation: (a) no portion of the total payments which Employee has waived in writing prior to the date of the payment of benefits under this Agreement will be taken into account, (b) no portion of the total payments which tax counsel, selected by the Company's independent auditors and acceptable to Employee, determines not to constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code will be taken into account, W no portion of the total payments which tax counsel, selected by the Company's independent auditors and acceptable to Employee, determines to be reasonable compensation for services rendered within the meaning of Section 28OG(b)(4) of the Code will be taken into account, and (d) the value of any non-cash benefit or any deferred payment or benefit included in the total payments will be determined by the Company's independent auditors in accordance with Sections 28OG(d)(3) and (4) of the Code.

                                   ARTICLE IV
                                  ARBITRATION

         Any controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or between the Employee, his heirs, executors, administrators, legal representatives, successors, and assigns and the Company and its affiliates, arising out of or related to, any resignation from or termination of such employment and/or the terms and conditions of this Agreement, including the implementation, applicability and interpretation thereof, shall, upon the written request of one party served upon the other, be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. 1-15, as amended. Each of the parties to this Agreement shall appoint one person as an arbitrator to hear and determine such disputes, and if they should be unable to agree, then the two arbitrators shall chose a third arbitrator from a panel made up of experienced arbitrators selected pursuant to the procedures of the American Arbitration Association (the "AAA") and, once chosen, the third arbitrator's decision shall be final, binding and conclusive upon the parties to this Agreement. Each party shall be responsible for the fees and expenses of its arbitrator and the fees and expenses of the third arbitrator shall be shared equally by the parties. The terms of the commercial arbitration rules of AAA shall apply except to the extent they conflict with the provisions of this paragraph. It is further agreed that any of the parties hereto may





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petition the United States District Court for the Southern District of Texas,
Victoria Division, for a judgment to be entered upon any award entered through such arbitration proceedings.

                                   ARTICLE V
                                 MISCELLANEOUS

         5.1 Complete Agreement. This Agreement constitutes the entire agreement between the parties and cancels and supersedes all other agreements between the parties which may have related to the subject matter contained in this Agreement.

         5.2 Modification; Amendment; Waiver. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

         5.3 Governing Law; Jurisdiction. This Agreement and performance under it, and all proceedings that may ensue from its breach, shall be construed in accordance with and under the laws of the State of Texas, to the extent not preempted by the laws of the United States.

         5.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         5.5 Assignment. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs, provided, however, that neither the Company nor Employee may assign any duties under this Agreement without the prior written consent of the other.

         5.6 Limitation. This Agreement shall not confer any right or impose any obligation on the Company to continue the employment of Employee in any capacity, or limit the right of the Company or Employee to terminate Employee's employment.

         5.7 Attorneys' Fees and Costs. If any action at law or in equity is brought to enforce or interpret the terms of this Agreement or any obligation owing thereunder, venue will be in Victoria County, Texas and the prevailing party shall be entitled to reasonable attorney's fees and all costs and expenses of suit, including, without limitation, expert and accountant fees, actuarial fees, and such other relief which a court of competent jurisdiction may deem appropriate.





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         5.8     Notices. All notices and other communications under this
Agreement shall be in writing and shall be given in person or by either personal delivery, overnight delivery, or first class mail, certified or registered with return receipt requested, with postage or delivery charges prepaid, and shall be deemed to have been duly given when delivered personally, upon actual receipt, and on the next business day when sent via overnight delivery, or three days after mailing first class, certified or registered with return receipt requested, to the respective persons named below:

         If to the Company: Victoria Bankshares, Inc.
                            One O'Connor Plaza
                            Victoria, Texas 77902
                            Attn: Chief Executive Officer

         If to the Employee: Addresses of Executive Officers

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year indicated above.

                            COMPANY:

                            VICTORIA BANKSHARES, INC.

                            By
                               ---------------------------------------

                            Title
                                  ------------------------------------


                            EMPLOYEE:


                            ------------------------------------------





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